Exhibit 16

PricewaterhouseCoopers LLP
Suite 1400
225 South Sixth Street
Minneapolis MN 55402
Telephone (612) 596 6000
May 5, 2006	Facsimile (612) 373 7160

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by the Ecolab Saving Plan and ESOP (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Ecolab Inc. dated May 5, 2006. We agree with the statements concerning our Firm in such Form 8-K.

/s/ PricewaterhouceCoopers LLP

PricewaterhouseCoopers LLP